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                                                                   EXHIBIT 11(b)





[LOGO]                                      COOPERS & LYBRAND L.L.P.


                                            a professional services firm






                          CONSENT OF INDEPENDENT ACCOUNTANTS



To the Trustees of Norwest Funds:


We hereby consent to the incorporation by reference of our reports dated July 15, 1996 on our audits of the financial statements and financial highlights of Core Trust (Delaware), which reports are included in the Funds' Annual Reports for the year ended May 31, 1996, which are incorporated by reference in the Statements of Additional Information with respect to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (File No. 33-9645).



                                  /s/ COOPERS & LYBRAND L.L.P.//

                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 2, 1997